FIRST AMENDMENT TO
STOCK OPTION AGREEMENT

            This First Amendment to Stock Option Agreement (the "First Amendment") is dated as of March 15, 2003, by and between Home Solutions of America, Inc. (formerly Nextgen Communications Corporation), a Delaware corporation (the "Company"), and R. Andrew White (the "Optionee").

            WHEREAS, the Company and the Optionee entered into that certain Stock Option Agreement dated April 30, 2002 (the "Agreement");

            WHEREAS, the Optionee and the Company desire to amend the Agreement as set forth herein, in order to modify the vesting period of certain stock options of the Company that were granted to the Optionee in the Agreement;

            NOW THEREFORE, the parties hereto agree as follows:

            1.   The first sentence of the "Vesting Schedule" paragraph on the first page of the Agreement is hereby deleted and replaced in its entirety with the following sentence:

"Vesting Schedule:  This Option shall be exercisable as follows:  one-third of the Shares available for purchase under the Option shall be exercisable on April 30, 2003; an additional one-third of the Shares available for purchase under the Option shall be exercisable on April 30, 2004; and the remaining Shares available for purchase under the Option shall be exercisable on April 30, 2005, subject to Optionee's continuing to be a Service Provider on such dates; provided, however, in the event that an "Applicable Termination" occurs, as defined in the Optionee's Executive Employment Agreement with the Company dated March 15, 2003, this Option shall immediately become fully vested, and all Shares available for purchase hereunder shall immediately become exercisable on the date of the Applicable Termination."

            2.   Except as expressly amended hereby, the Agreement remains in full force and effect.  Capitalized terms that are not defined herein shall have the same meaning assigned to them in the Agreement.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

            This First Amendment to Stock Option Agreement may be executed in one or more identical counterparts, including by facsimile signature, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

                                                            COMPANY:

                                                            HOME SOLUTIONS OF AMERICA, INC.

                                                            By: _____________________________________
                                                            Name:
                                                            Title:

                                                            OPTIONEE:

                                                            ________________________________________
                                                            R. Andrew White

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